    As filed with the Securities and Exchange Commission on June 30, 1998.


                                                           Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                          LOCKHEED MARTIN CORPORATION
             (Exact name of registrant as specified in its charter)

        MARYLAND                                                52-1893632
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)


                              6801 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                    (Address of principal executive offices)

                              ____________________

               LOCKHEED MARTIN CORPORATION SALARIED SAVINGS PLAN
              LOCKHEED MARTIN CORPORATION PERFORMANCE SHARING PLAN
          LOCKHEED MARTIN CORPORATION OPERATIONS SUPPORT SAVINGS PLAN
                            (Full title of the plan)

                              ____________________

                           STEPHEN M. PIPER, ESQUIRE
                         ASSOCIATE GENERAL COUNSEL AND
                              ASSISTANT SECRETARY
                          LOCKHEED MARTIN CORPORATION
                              6801 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                                 (301) 897-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED           PROPOSED
                                                                MAXIMUM            MAXIMUM            AMOUNT OF
   TITLE OF SECURITIES                AMOUNT TO BE           OFFERING PRICE        AGGREGATE         REGISTRATION
    TO BE REGISTERED               REGISTERED(1)(2)(3)         PER SHARE(4)     OFFERING PRICE(4)       FEE(5)
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR
VALUE $1.00 PER SHARE............          1                    $103.00              $103.00           $100.00

--------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plans to which this Registration Statement relates.
(2) The Registrant previously has registered 3,600,000 shares of Lockheed Martin Corporation Common Stock on Registration Statement on Form S-8 (Reg. No. 333-06485), 350,000 shares of Lockheed Martin Corporation Common Stock on Registration Statement on Form S-8 (Reg. No. 333-06481), 400,000 shares of Lockheed Martin Corporation Common Stock on Registration Statement on Form S-8 (Reg. No. 333-06517), 35,000 shares of Lockheed Martin Corporation Common Stock on Registration Statement on Form S-8 (Reg. No. 333-06483), 125,000 shares of Lockheed Martin Corporation Common Stock on Registration Statement on Form S-8 (Reg. No. 333-06487), 500,000 shares of Lockheed Martin Corporation Common Stock on Registration Statement on Form S-8 (Reg. No. 333-06515) and 2,700,000 shares of Lockheed Martin Corporation Common Stock on Registration Statement on Form S-8 (Reg. No. 333-06479), which shares may be issued and sold pursuant to the Plans to which this Registration Statement relates and, therefore, are being registered hereunder. See "Explanatory Statement."
(3)  The securities registered are allocated among the plans as follows:
     Lockheed Martin Corporation Salaried Savings Plan, 6,880,001 shares; Lockheed Martin Corporation Performance Sharing Plan, 805,000 shares; and Lockheed Martin Corporation Operations Support Savings Plan, 25,000 shares.
(4) The fee has been computed, pursuant to Rule 457(h)(1) and guidance provided to the Corporation by the Office of Chief Counsel, based on the average of the high and low prices reported on the New York Stock Exchange on June 26, 1998.
(5) A portion of the registration fee incurred in connection with the registration of shares to be offered or sold in connection with the Plans to which this Registration Statement relates was previously paid by the Registrant in connection with the Registration Statements on Form S-8 (Reg. Nos. 333-06485, 333-06481, 333-06517, 333-06483, 333-06487, 333-06515 and
     333-06479). Accordingly, the amount previously paid has been applied as a credit against the amount otherwise due hereunder in accordance with guidance provided by the Chief Counsel's Office.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE
                                ----------------

     On March 15, 1995, Lockheed Martin Corporation (the "Corporation") filed a registration statement on Form S-8 (Reg. No. 33-58083) (the "PSP Registration Statement") registering 18,582,406 shares of Lockheed Martin Corporation Common Stock for use in connection with one of the Corporation's benefit plans, the Martin Marietta Corporation Performance Sharing Plan. This plan was subsequently renamed the Lockheed Martin Corporation Performance Sharing Plan (the "PSP"). In conjunction with the January 21, 1997 filing discussed below, 17,282,406 of the shares of Lockheed Martin Corporation Common Stock so registered were removed from registration under the PSP Registraton Statement. The remaining 1,300,000 shares of Lockheed Martin Corporation Common Stock remain registered under the PSP Registration Statement for use in the PSP.

     On January 21, 1997, the Corporation filed a registration statement on Form S-8 (Reg. No. 333-20117) (the "SSP Registration Statement") registering, among other things, 22,500,000 shares of Lockheed Martin Corporation Common Stock for use in connection with the Lockheed Martin Corporation Salaried Savings Plan (the "SSP") and 17,282,406 shares of Lockheed Martin Corporation Common Stock for use in connection with the Lockheed Martin Corporation Salaried Savings Plan II (the "SSPII") in anticipation of combining that portion of the PSP relating to salaried employees with the SSPII and on October 1, 1997, the SSPII and the SSP were combined.

     On October 2, 1997, the Corporation filed a registration statement on Form S-8 (Reg. No. 333-37069) (the "OSSP Registration Statement") registering, among other things, 500,000 shares of Lockheed Martin Corporation Common Stock for use in connection with the Lockheed Martin Corporation Operations Support Savings Plan (the "OSSP").

     On June 21, 1996, in connection with the Corporation's acquisition of Loral Corporation, the Corporation filed registration statements on Form S-8 (Reg. Nos. 333-06485, 333-06481, 333-06517, 333-06483, 333-06487, 333-06515 and 333-
06479) (the "Loral Heritage Plans Registration Statements") registering, in the aggregate, 7,710,000 shares of Lockheed Martin Corporation Common Stock for use in connection with the employee benefit plans referred to therein which were Loral Corporation plans, the sponsorship of which was assumed by the Corporation (collectively, the "Loral Heritage Plans").

     The Corporation will combine effective July 1, 1998 the Loral Heritage Plans with the SSP, PSP or OSSP, depending on job classification and business unit of the employee.

     This Registration Statement includes the 7,710,000 shares of Corporation's common stock originally registered pursuant to the Loral Heritage Plans Registration Statements, as well as 1 newly registered share of the Corporation's common stock. To the extent that shares of Lockheed

Martin Corporation Common Stock originally registered on the Loral Heritage Plans Registration Statements have not been used in connection with the Loral Heritage Plans as of July 1, 1998, those shares will be eligible for use in connection with the Plans listed on the face of this Registration Statement on Form S-8. By Post-Effective Amendment No. 1 to each of the Loral Heritage Plans Registration Statements filed simultaneously with the filing of this Registration Statement, these shares have been removed from registration under the Loral Heritage Plans Registration Statements. The shares of Lockheed Martin Corporation Common Stock remaining on the PSP Registration Statement, the SSP Registration Statement and the OSSP Registration Statement remain registered thereunder and are available for use in connection with those plans.

     As described above, this Registration Statement applies to an aggregate of 7,710,001 shares of the Corporation's Common Stock. These shares are allocated among the plans to which this Registration Statement pertains as follows:
Lockheed Martin Corporation Salaried Savings Plan, 6,880.001 shares; Lockheed Martin Corporation Performance Sharing Plan, 805,000 shares; and Lockheed Martin Corporation Operations Support Savings Plan, 25,000 shares. Any shares which were previously issued under the Loral Heritage Plans Registration Statements in connection with the operation of Loral Heritage Plans prior to July 1, 1998 will not be available for issuance under this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on March 19, 1998;

          (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (as amended on Form 8-B/A filed on March 9, 1995), and any amendment or report filed for the purpose of updating such description;

          (c) The Registrant's Current Report on Form 8-K filed with the Commission on January 21, 1998;

          (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 8, 1998;

          (e) The Annual Reports on Forms 11-K filed with the Commission on June 29, 1998 by the Lockheed Martin Corporation Salaried Savings Plan, Lockheed Martin Corporation Operations Support Savings Plan, and the Lockheed Martin Corporation Performance Sharing Plan.

     All documents subsequently filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


ITEM 4.   Description of Securities.
          -------------------------

     Not Applicable

ITEM 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     The Opinion of Counsel as to the legality of the securities being issued (constituting Exhibit 5) has been rendered by counsel who is a full-time employee of the Registrant. Counsel rendering such opinions is eligible to participate in the SSP. Such counsel is not eligible to participate in the PSP or OSSP.


ITEM 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

     Article XI of the charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the charter of the Registrant also authorizes the Registrant to adopt by-laws or resolutions to provide for the indemnification of directors and officers. Article VI of the By-laws of the Registrant provides for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.


ITEM 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not Applicable


ITEM 8.   Exhibits.
          --------

    5.    Opinion of Stephen M. Piper, Esquire.

 23-A.    Consent of Ernst & Young LLP, Independent Auditors.

 23-B.    Consent of Stephen M. Piper, Esquire (contained in Exhibit 5 hereof).

   24.    Powers of Attorney.

     The Registrant hereby represents that it will submit or has submitted the Plans covered by this Registration Statement to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plans.


ITEM 9.   Undertakings.
          ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland on the date indicated below.

                          LOCKHEED MARTIN CORPORATION

Date:  June 30, 1998      By:/s/ Stephen M. Piper
                             -----------------------------
                             Stephen M. Piper
                             Associate General Counsel and
                             Assistant Secretary


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland.

Date:  June 30, 1998      LOCKHEED MARTIN CORPORATION SALARIED
                           SAVINGS PLAN

                          By:/s/Thomas F. Kinstle
                             --------------------
                             Thomas F. Kinstle
                             Vice President, Benefit Finance
                             & Administration


                          LOCKHEED MARTIN CORPORATION PERFORMANCE SHARING PLAN

                          By:/s/Thomas F. Kinstle
                             --------------------
                             Thomas F. Kinstle
                             Vice President, Benefit Finance
                             & Administration

                          LOCKHEED MARTIN CORPORATION OPERATIONS
                          SUPPORT SAVINGS PLAN

                          By:/s/Thomas F. Kinstle
                             --------------------
                             Thomas F. Kinstle
                             Vice President, Benefit Finance
                             & Administration

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                 Title                     Date
----------------------  -------------------------  -----------------------

/s/ Vance D. Coffman      Chairman and Chief           June 30, 1998
-----------------------   Executive Officer
    Vance D. Coffman*

/s/ Marcus C. Bennett     Executive Vice President,    June 30, 1998
-----------------------   Chief Financial Officer
    Marcus C. Bennett*    and Director

/s/ Todd J. Kallman       Chief Accounting Officer     June 30, 1998
-----------------------
    Todd J. Kallman*

/s/ Norman R. Augustine   Director                     June 30, 1998
-----------------------
    Norman R. Augustine*

/s/ Lynne V. Cheney       Director                     June 30, 1998
-----------------------
    Lynne V. Cheney*

/s/ James F. Gibbons      Director                     June 30, 1998
-----------------------
    James F. Gibbons*

/s/ Edward E. Hood, Jr.   Director                     June 30, 1998
-----------------------
    Edward E. Hood, Jr.*

/s/ Caleb B. Hurtt        Director                     June 30, 1998
-----------------------
    Caleb B. Hurtt*

/s/ Gwendolyn S. King     Director                     June 30, 1998
-----------------------
    Gwendolyn S. King*

/s/ Vincent N. Marafino   Director                     June 30, 1998
-----------------------
    Vincent N. Marafino*

/s/ Frank Savage          Director                     June 30, 1998
-----------------------
    Frank Savage*




/s/ Peter B. Teets        Director                     June 30, 1998
-----------------------
    Peter B. Teets*

/s/ Carlisle A.H. Trost   Director                     June 30, 1998
-----------------------
    Carlisle A.H. Trost*

/s/ James R. Ukropina     Director                     June 30, 1998
-----------------------
    James R. Ukropina*

/s/ Douglas C. Yearley    Director                     June 30, 1998
-----------------------
    Douglas C. Yearley*

        *By:/s/ Stephen M. Piper                       June 30, 1998
            --------------------
        (Stephen M. Piper, Attorney-in-fact**)


--------------------

** By authority of Powers of Attorney filed with this Registration Statement on Form S-8

                                 EXHIBIT INDEX


EXHIBIT                                                         PAGE
NUMBER                   DESCRIPTION                             NO.
------                   -----------                            ----

    5.    Opinion of Stephen M. Piper, Esquire.

 23-A.    Consent of Ernst & Young LLP, Independent Auditors.

 23-B.    Consent of Stephen M. Piper, Esquire
          (contained in Exhibit 5 hereof).

   24.    Powers of Attorney.